UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       Date of Report: September 22, 2004
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



                Nevada                   0-17371             88-0182808
     (State or other jurisdiction      (Commission        (I.R.S. Employer
  of incorporation or organization)    File Number)     Identification Number)



                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 22, 2004, the board of directors of Quest Resource Corporation elected Mr. Jerry D. Cash as its Chief Executive Officer and Mr. Douglas L. Lamb as its President and Chief Operating Officer. Prior to this action by the board of directors, Mr. Cash and Mr. Lamb had served as co-Chief Executive Officers of the Company.

     The terms of employment of both Mr. Cash and Mr. Lamb remain the same and continue to be governed by their prior employment agreements with Quest Resource Corporation, which agreements were files as Exhibits 10.5 and 10.6, respectively, to Quest Resource Corporation's Form 10-KSB for the fiscal year ended May 31, 2003, as filed with the Securities and Exchange Commission on August 29, 2003. A summary of each of the employment agreements, and important biographical information regarding Mr. Cash and Mr. Lamb, are provided in Quest Resource Corporation's definitive proxy statement on Schedule 14A for its annual meeting on October 28, 2003, as filed with the Securities and Exchange Commission on September 29, 2003.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUEST RESOURCE CORPORATION



                               By:  /s/ Jerry D. Cash
                                    ----------------------
                                    Jerry D. Cash
                                    Chief Executive Officer


     Date: September 22, 2004


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